Termination of Lease Agreement

THIS TERMINATION OF LEASE AGREEMENT ("Termination Agreement"), made this 24th day of January, 2001 between Michele M. Hoey and John E. Hoey ("Lessor") and Patient Infosystems, Inc. ("Lessee") provides as follows.

                                   Background

Pursuant the that certain Agreement of Lease (the "Lease") dated on or about July 18, 1999 between Lessor and Lessee, Lessee is leasing from Lessor certain premises (second floor of the building located at 15 Maple Avenue, Paoli, Pennsylvania 19301). All capitalized terms used in this Termination Agreement shall have the meanings ascribed to them in the Lease unless otherwise defined herein.

Pursuant to the provisions of the Lease, the Term of the Lease ends July 31, 2002 (the "Expiration Date"). Lessee desires to terminate the Lease prior to the expiration date and lessor has agrees to allow lessee to so terminate the Lease contingent upon certain conditions being met as more fully set forth herein.

NOW THEREFORE, in consideration of the foregoing and intending to be legally bound, lessor and lessee agree as follows:

                                    Agreement

1. The Lease shall be terminated as of February 28, 2001 (the "Lease Termination Date"). Lessee shall vacate and surrender the Leased Premises and surrender same to Lessor, all in the condition required by the Lease, on or before the Lease Termination Date. Lessee further shall pay to lessor, through and including the Lease Termination Date, all payments of any description owing and payable pursuant to the Lease as of the Lease Termination Date, including without limitation Base Rent and pro-rata share of Lessor's common area and/or collective utility expense(s), without reduction therein of any description.

2. On or before February 1, 2001, Lessee shall pay to Lessor the total of Five Thousand, Four Hundred Seventeen Dollars and Seventy Cents ($5,417.70)(collectively the "Lease Termination Payment") representing the payment of base rent for February 2001.

     Lessee agrees to forfeit an amount paid to Lessor in advance equal to three-(3) month's rent, in the amount of Fifteen Thousand, Seven Hundred Eighty-Eight Dollars and Seventy-Six Cents ($15,788.76).

     Lessor and Lessee agree that the Lease Termination Payment and forfeiture of advance payment represents an agreed upon, liquidated sum in full compensation and payment by Lessee to Lessor, and release of, all claims for damages and losses of income by the Lessor against the Lessee resulting from the early termination of the Lease as provided herein, which the parties agree are impossible to ascertain. Upon the payments by the Lessee to Lessor under Paragraph 2 above, Lessee shall have no further obligations or responsibilities to Lessor under the Lease, which shall thereupon be terminated and of no further force and effect.

3. In accord with terms of the Lease, the Security Deposit of Five Thousand, Two Hundred Sixty-Two dollars and Ninety-Two Cents ($5,262.92), deposited by Lessee to Lessor, will be returnable to Lessee provided that (1) premises have been vacated; (2) Lessor shall have inspected the premises after such vacation; and (3) Lessee shall have complied with all the terms, covenants and conditions of the Lease, in which event the deposited so paid shall be returned to Lessee; otherwise said sum deposited or any part thereof may be retained by Lessor at his option as liquidated damages, or may be applied by Lessor against any actual loss, damage or injury chargeable to Lessee, if Lessor determines that such loss, damage or injury exceeds said sum deposited. Lessors' determination of the amount, if any, to be returned to Lessee shall be final.

4. This Lease Termination Agreement may be executed in counter parts, each of which shall constitute an original instrument, but which counterparts together shall constitute the same agreement. The delivery by either party to the other of a facsimile or telecopy of a signed counterpart shall have the same legally binding effect as the delivery of an original signed counterpart.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease Termination Agreement as of the date first above written.

                                                Lessor:
                                                     /s/Michele M. Hoey
                                                ------------------------------
                                                     /s/John E. Hoey
                                                ------------------------------
                                                Its Authorized Representative

                                                Lessee:
                                                     /s/Kent A. Tapper
                                                ------------------------------
                                                Patient Infosystems, Inc.
                                                    Kent A. Tapper
                                                ------------------------------
                                                Name
Attest:

Title                              (seal)
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